Exhibit 21

L3 Technologies, Inc. and Subsidiaries
As of December 31, 2017

Name	Jurisdiction
AeroElite Limited	United Kingdom
Aerosim Academy, Inc	Florida
Aerosim Bangkok Company Limited	Thailand
Aerosim Technologies, Inc.	Minnesota
Aerosim Thai Company Limited	Thailand
Airline Placement Limited	United Kingdom
Airline Recruitment Limited	United Kingdom
Asian Aviation Training Centre Ltd.	Thailand
Aviation Communication & Surveillance Systems, LLC*	Delaware
Beijing MAPPS-SERI Technology Company Ltd.*	China
Calzoni S.r.l.	Italy
Combat Advanced Propulsion, LLC*	Delaware
CTC Aviation Group Limited	United Kingdom
CTC Aviation Holdings Limited	United Kingdom
CTC Aviation International Limited	United Kingdom
CTC Aviation Services Limited	United Kingdom
CTC Aviation Training (UK) Limited.	United Kingdom
DMRAC – Aviation Corporation-SGPS, Unipessoal Lda	Portugal
EAA – Escola de Aviação Aerocondor, S.A.	Portugal
Electrodynamics, Inc.	Arizona
ESSCO Collins Limited	Ireland
Exmac Automation Limited	United Kingdom
FAST Holdings Limited*	United Kingdom
FAST Training Services Limited*	United Kingdom
Flight Training Acquisitions LLC	Delaware
ForceX, Inc.	Tennessee
G4U – Gestão de Activos Aeronáuticos, Sociedade, Lda	Portugal
G Air Advanced Training, Lda	Portugal
G Air II Maintenance, Lda	Portugal
Honeywell TCAS Inc.*	Delaware
Kigre, Inc.	Ohio
Interstate Electronics Corporation	California
L3 Adaptive Methods, Inc.	Delaware
L3 Advanced Programs, Inc.	Delaware
L-3 Afghanistan, LLC	Delaware
L3 Applied Technologies, Inc.	Delaware
L-3 Army Sustainment, LLC	Delaware
L3 Australia Group Pty Ltd	Australia
L3 Aviation Products, Inc.	Delaware
L-3 Brasil Importação, Exportação e Comércio Ltda.	Brazil
L-3 Centaur, LLC	Delaware
L3 Chesapeake Sciences Corporation	Maryland
L3 Cincinnati Electronics Corporation	Ohio
L3 Commercial Training Solutions Limited	United Kingdom
L-3 Communications AIS GP Corporation	Delaware
L-3 Communications ASA Limited	United Kingdom
L-3 Communications Australia Pty Ltd	Australia

Name	Jurisdiction
L-3 Communications Flight Capital LLC	Delaware
L-3 Communications Flight International Aviation LLC	Delaware
L-3 Communications Holding GmbH	Germany
L-3 Communications Hong Kong Limited	Hong Kong
L-3 Communications India Private Limited	India
L-3 Communications Integrated Systems L.P.	Delaware
L-3 Communications Investments Inc.	Delaware
L-3 Communications Korea Co., Ltd.	South Korea
L-3 Communications Limited	United Kingdom
L-3 Communications Link Simulation and Training UK (Overseas) Limited	United Kingdom
L-3 Communications Magnet-Motor GmbH	Germany
L-3 Communications MAPPS Inc.	Canada
L-3 Communications MAPPS Malaysia Sdn. Bhd.	Malaysia
L-3 Communications Marine Systems UK Ltd.	United Kingdom
L-3 Communications Singapore Pte. Ltd.	Singapore
L-3 Communications U.K. Ltd.	United Kingdom
L-3 Communications Vector International Aviation LLC	Delaware
L-3 Communications Vertex Aerospace LLC	Delaware
L-3 CTC Aviation Leasing (US) Inc.	Delaware
L-3 CTC Aviation Training (US) Inc.	Delaware
L3 CTS Airline Academy (NZ) Limited	New Zealand
L3 CTS Airline and Academy Training Limited	United Kingdom
L3 Domestic Holdings, Inc.	Delaware
L3 Doss Aviation, Inc.	Texas
L3 Electron Devices, Inc.	Delaware
L3 ESSCO, Inc.	Delaware
L3 Foreign Holdings, Inc.	Delaware
L3 Fuzing and Ordnance Systems, Inc.	Delaware
L-3 Global Holding UK Ltd.	United Kingdom
L-3 International UK Ltd	United Kingdom
L-3 Investments, LLC	Delaware
L3 MariPro, Inc.	California
L3 Micreo Pty Limited	Australia
L3 Mobile-Vision, Inc.	New Jersey
L3 Oceania Pty Limited	Australia
L3 OceanServer, Inc.	Massachusetts
L3 Open Water Power, Inc.	Delaware
L-3 Saudi Arabia LLC	Saudi Arabia
L3 Security & Detection Systems, Inc.	Delaware
L-3 Security Equipment Trading (Beijing) Co., Ltd.*	China
L-3 Societa Srl.	Italy
L3 Technologies Australia Group Pty Ltd	Australia
L3 Technologies Canada Group Inc.	Canada
L3 Technologies Canada Inc.	Canada
L3 Technologies ESS Inc.	Canada
L3 Technologies Investments Limited	Cypress
L3 Technologies MAS Inc.	Canada
L3 Technologies UK Group Ltd	United Kingdom
L-3 Technology & Services UK Ltd	United Kingdom

Name	Jurisdiction
L3 Unidyne, Inc.	Delaware
L3 Unmanned Systems, Inc.	Texas
L3 Westwood Corporation	Nevada
L-Tres Communicaciones Costa Rica, S.A.	Costa Rica
MacDonald Humfrey (Automation) India Private Limited	India
MacDonald Humfrey (Automation) Limited	United Kingdom
MacDonald Humfrey (Automation) SEA PTE. Ltd.	Singapore
MacDonald Humfrey Automation Middle East Control Systems LLC	United Arab Emirates
MHA-Stopford Limited *	United Kingdom
Mustang Technology Group, L.P.	Texas
Narda Safety Test Solutions GmbH	Germany
Narda Safety Test Solutions S.r.l.	Italy
Power Paragon, Inc.	Delaware
SPD Electrical Systems, Inc.	Delaware
SPD Switchgear Inc.	Delaware
TRL Electronics Limited	United Kingdom
TRL Technology Limited	United Kingdom
Wescam Inc.	Canada
Wescam USA, Inc.	Florida
*	Represents a non-wholly owned subsidiary.